                         Exhibit 10.27

                         GENE LOGIC INC.

                               AND

                        JAPAN TOBACCO INC.


                     SHARE PURCHASE AGREEMENT




                        SEPTEMBER 9, 1997

                         Table Of Contents

                                                                      Page

1.   Purchase and Sale of Shares...................................     1
     1.1  Grant of Put Option......................................     1
     1.2  Fractional Shares........................................     2
     1.3  Obligation to Purchase Shares and Expiration
           of Put Option...........................................     2
2.   Closing Date; Delivery........................................     2
     2.1  Closing..................................................     2
     2.2  Delivery.................................................     2
3.   Representations And Warranties Of Gene Logic..................     2
     3.1  Organization, Good Standing and Qualification............     2
     3.2  Authorization............................................     3
     3.3  Due Execution............................................     3
     3.4  No Conflict with Other Instruments.......................     3
     3.5  Capitalization...........................................     3
     3.6  Valid Issuance of Shares.................................     4
     3.7  Governmental Consents....................................     4
4.   Representations And Warranties Of JT..........................     4
     4.1  Authorization............................................     4
     4.2  Due Execution............................................     4
     4.3  Investment Representations...............................     4
5.   Conditions To Closing.........................................     6
     5.1  Conditions to Obligations of JT at Closing...............     6
     5.2  Conditions to Obligations of Gene Logic..................     6
6.   Additional Agreements.........................................     7
     6.1  Standstill Provision.....................................     7
     6.2  Market Stand-Off Provision...............................     7
     6.3  Agreement Not To Sell....................................     8
7.   Miscellaneous.................................................     8
     7.1  Non-Waiver...............................................     8
     7.2  Notices..................................................     8
     7.3  Governing Law............................................     8
     7.4  Dispute Resolution.......................................     8
     7.5  Captions.................................................     9
     7.6  Entire Agreement and Amendment...........................     9

                                   i

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                           Table Of Contents
                              (CONTINUED)

     7.7  Assignment...............................................     9
     7.8  Partial Invalidity.......................................     9
     7.9  Schedule of Exceptions...................................     9
     7.10 Finders or Brokers.......................................     9
     7.11 Counterparts.............................................    10

                         GENE LOGIC INC.
                     SHARE PURCHASE AGREEMENT

     This Share Purchase Agreement (the "Agreement") is made as of September 9, 1997 by and between Gene Logic Inc., a Delaware corporation ("Gene Logic" or the "Company"), with its principal office at 10150 Old Columbia Road, Columbia, Maryland 21046 and Japan Tobacco Inc., a Japanese corporation ("JT"), with its principal office at JT Building 2-1, Toranomon 2-chome, Minato-ku, Tokyo 105 Japan.

                             Recitals

     Whereas, Gene Logic and JT have entered into that certain Drug Target and Drug Lead Discovery Collaboration Agreement of even date herewith (the "Collaboration Agreement"); and

     Whereas, in connection with, and as a condition of JT entering into, the Collaboration Agreement, Gene Logic desires an option to sell to JT, and JT desires to purchase from Gene Logic, shares of Gene Logic's common stock, having a par value of $.001 (the "Common Stock"), on the terms and subject to the conditions set forth in this Agreement.

     Now, Therefore, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.   Purchase and Sale of Shares.

     1.1 Grant of Put Option. Subject to the terms and conditions hereof, in consideration for the Indication #2 Option and the Indication #3 Option granted to JT pursuant to the Collaboration Agreement, Gene Logic shall have the right (the "Put Option"), but not the obligation, to require JT to purchase $3,000,000 (the "Total Purchase Price") of Gene Logic's Common Stock (the "Shares") at the price per share to the public in Gene Logic's initial public offering of Common Stock (the "Initial Public Offering") in a private placement transaction occurring concurrently with the Initial Public Offering. Gene Logic may exercise the Put Option with at least 30 days prior written notice to JT and solely in connection with the Initial Public Offering. In the event Gene Logic exercises the Put Option, JT agrees to purchase at the Closing (as defined below), and Gene Logic agrees to sell and issue to JT at the Closing, the Shares.

                                1.

     1.2 Fractional Shares. The number of shares of Common Stock which JT shall purchase pursuant to this Section 1 shall be equal to the Total Purchase Price divided by the price per share to the public in the Initial Public Offering; provided, however, that Gene Logic shall issue no fractional share and JT shall pay the Total Purchase Price less an amount equal to the per share price multiplied by such fractional share.

     1.3 Obligation to Purchase Shares and Expiration of Put Option. JT shall be obligated to purchase the Shares from Gene Logic, subject to the exercise by Gene Logic of the Put Option; provided, however, that the Put Option shall expire and be of no further force or effect in the event that the Initial Public Offering has not closed prior to the second anniversary of the date of this Agreement.

2.   Closing Date; Delivery.

     2.1 Closing. Subject to the terms of Section 1.1 and Section 5, the closing of the sale and purchase of Shares under this Agreement (the "Closing") shall be held at the time and on the date of the closing of the Initial Public Offering at the offices of Cooley Godward llp, 4365 Executive Drive, Suite 1100, San Diego, California, or at such other time and place as Gene Logic and JT may agree.

    2.2 Delivery. At the Closing, subject to the terms and conditions hereof, Gene Logic shall deliver to JT a stock certificate, registered in the name of JT, representing the Shares dated as of the Closing against payment of the purchase price therefor by wire transfer, unless other means of payment shall have been agreed upon by Gene Logic and JT.

3.   Representations And Warranties Of Gene Logic.

     Subject to and except as disclosed by Gene Logic in the Schedule of Exceptions provided to JT, Gene Logic hereby represents and warrants to JT as follows:

     3.1 Organization, Good Standing and Qualification. Gene Logic is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Gene Logic has requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

                                2.

     3.2 Authorization. All corporate action on the part of Gene Logic, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement has been taken. Gene Logic has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations under the terms of this Agreement. At the Closing, Gene Logic will have the requisite corporate power to sell the Shares.

     3.3 Due Execution. This Agreement has been duly authorized, executed and delivered by Gene Logic and, upon due execution and delivery by JT, this Agreement will be a valid and binding agreement of Gene Logic, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles.

     3.4 No Conflict with Other Instruments. The execution, delivery and performance of this Agreement will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (a) any provision of Gene Logic's Amended and Restated Certificate of Incorporation (the "Restated Certificate") or By-laws; (b) any provision of any judgment, decree or order to which Gene Logic is a party or by which it is bound; (c) any material contract, obligation or commitment to which Gene Logic is a party or by which it is bound; or (d) to Gene Logic's knowledge, any statute, rule or governmental regulation applicable to Gene Logic.

     3.5 Capitalization. The Company has a total authorized capitalization consisting of Seventeen Million (17,000,000) shares of Common Stock, $0.01 par value per share, of which Six Hundred Ninety-Seven Thousand Seven Hundred Thirty-Three (697,733) shares are issued and outstanding and Nine Million Five Hundred Fifty Thousand (9,550,000) shares of preferred stock, $0.01 par value per share, of which Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three (333,333) shares are designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock"), all of which are issued and outstanding and which shares of Series A Preferred Stock are convertible into shares of Common Stock on a one-for-one basis, Four Hundred Sixty Two Thousand Five Hundred (462,500) shares are designated as Series A-1 Convertible Preferred Stock (the "Series A-1 Preferred Stock"), Four Hundred Twelve Thousand Five Hundred (412,500) of which are issued and outstanding and which shares of Series A-1 Preferred Stock are convertible into Common Stock on a one-for-one basis, Four Million One Hundred Fifty-Four Thousand One Hundred Sixty-Seven (4,154,167) shares are designated as Series B Convertible Preferred Stock (the "Series B Preferred Stock"), Four Million Ninety Thousand Nine Hundred Nine (4,090,909) shares of which are issued and outstanding and which shares of Series B Preferred Stock are convertible into shares of Common Stock on a one-for-one basis, and Four Million Six Hundred Thousand (4,600,000) shares are designated as Series C Convertible Preferred Stock (the "Series C

                                    3.

Preferred Stock"), of which Four Million Four Hundred Forty-Four Thousand Four Hundred Forty-Three (4,444,443) shares are issued and outstanding and which shares of Series C Preferred Stock are convertible into shares of Common Stock on a one-for-one basis. Other than as set forth in the Schedule of Exceptions, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities. At the Closing, Gene Logic will update the foregoing capitalization information.

     3.6 Valid Issuance of Shares. The Shares, upon the Closing, when issued, sold and delivered in accordance with the terms hereof for the consideration set forth herein, will be duly authorized, validly issued, fully paid and nonassessable and, based in part upon the representations of JT in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

     3.7 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of Gene Logic is required in connection with the consummation of the transactions contemplated by this Agreement, except for notices required or permitted to be filed with certain state and federal securities commissions after the Closing, if any, which notices will be filed on a timely basis.

4.   Representations And Warranties Of JT.

     JT hereby represents and warrants to Gene Logic as follows:

     4.1 Authorization. JT has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations under the terms of this Agreement and, at the Closing, will have the requisite corporate power to purchase the Shares.

     4.2 Due Execution. This Agreement has been duly authorized, executed and delivered by JT, and, upon due execution and delivery by Gene Logic, this Agreement will be a valid and binding agreement of JT, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles.

     4.3  Investment Representations.

          (a) JT will acquire the Shares for its own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). By executing this Agreement, JT further represents

                                 4.

that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares.

          (b) JT understands that (i) the Shares will not be registered under the Securities Act by reason of a specific exemption therefrom, that such securities must be held by it indefinitely and that JT must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; (ii) each certificate representing the Shares will be endorsed with the following legends:

               (A) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY OTHER SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND ANY OTHER APPLICABLE SECURITIES LAWS, UNLESS THE HOLDER SHALL HAVE OBTAINED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

               (B) Any legend required to be placed thereon by Gene Logic's By-laws or under applicable state securities laws;

(iii) Gene Logic will instruct any transfer agent not to register the transfer of the Shares (or any portion thereof) unless the conditions specified in the foregoing legends are satisfied, until such time as a transfer is made, pursuant to the terms of this Agreement, and in compliance with Rule 144 or pursuant to a registration statement or, if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act or this Agreement.

          (c) JT has been furnished with all information it considers necessary or appropriate for deciding whether to purchase the Shares. JT has been afforded the opportunity to ask questions and receive answers from Gene Logic regarding the terms and conditions of the offering of the Shares.

          (d) JT is an investor in securities of companies in the development stage and acknowledges that it can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.

                                5.

          (e) JT is an "accredited investor" as such term is defined in Rule 501 of the General Rules and Regulations prescribed by the Securities and Exchange Commission pursuant to the Securities Act, and JT was not formed for the specific purpose of acquiring the Shares.

5.   Conditions To Closing.

     5.1 Conditions to Obligations of JT at Closing. JT's obligation to purchase the Shares at the Closing is subject to the fulfillment to JT's satisfaction, on or prior to the Closing, of all of the following conditions, any of which may be waived by JT:

          (a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by Gene Logic in
Section 3 hereof shall be true and correct in all material respects on the date of the Closing with the same force and effect as if they had been made on and as of said date; provided, however, that the representations and warranties shall be modified as required to reflect changes occurring between the date hereof and the date of the Closing. Gene Logic shall have performed and complied with all obligations and conditions herein required to be performed or complied with by it on or prior to the Closing. A certificate duly executed by an officer of Gene Logic, to the effect of the foregoing, shall be delivered to JT on the Closing.

          (b) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in form and substance to JT, any governmental permits or approvals necessary to enable JT and Gene Logic to consummate the transactions contemplated at the Closing (which JT has used good faith and commercially reasonable efforts to obtain) shall have been obtained, and JT shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     5.2 Conditions to Obligations of Gene Logic. Gene Logic's obligation to issue and sell the Shares at the Closing is subject to the fulfillment to Gene Logic's satisfaction, on or prior to the Closing of the following conditions, any of which may be waived by Gene Logic:

          (a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by JT in Section 4 hereof shall be true and correct in all material respects on the date of the Closing with the same force and effect as if they had been made on and as of said date; provided, however, that the representations and warranties shall be modified as required to reflect changes occurring between the date hereof and the date of the Closing. JT shall have performed and complied

                                6.

with all obligations and conditions herein required to be performed or complied with by it on or prior to the Closing. A certificate duly executed by an officer of JT, to the effect of the foregoing, shall be delivered to Gene Logic on the Closing.

          (b) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in form and substance to Gene Logic, any governmental permits or approvals necessary to enable Gene Logic and JT to consummate the transactions contemplated at the Closing (which Gene Logic has used good faith and commercially reasonable efforts to obtain) shall have been obtained, and Gene Logic shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

          (c) Payment of Purchase Price. JT shall have tendered delivery of the purchase price for the Shares specified in Section 1.1 at the Closing.

6.   Additional Agreements.

     6.1 Standstill Provision. From and after the date of this Agreement and until the Collaboration Agreement has expired or been terminated, JT shall not, and shall cause its affiliates not to, in any manner, singly or as part of a partnership, limited partnership, syndicate or other "Group" (within the meaning of Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended), directly or indirectly, acquire, or offer or agree to acquire, record ownership or beneficial ownership of any shares of Common Stock of Gene Logic, any securities convertible into or exchangeable for Common Stock or any other right to acquire Common Stock from Gene Logic or any other person, without the prior written consent of Gene Logic; provided, however, that this clause shall not apply to the Shares and any securities issued with respect to the Shares pursuant to a stock split, stock dividend, recapitalization or reclassification approved by a disinterested majority of Gene Logic's Board of Directors.

     6.2 Market Stand-Off Provision. JT agrees that, during the period of duration specified by Gene Logic and an underwriter of Common Stock or other securities of Gene Logic following the effective date of a registration statement of Gene Logic filed under the Securities Act, JT shall not, to the extent requested by Gene Logic, directly or indirectly sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of any securities of Gene Logic held by it at any time during such period. In order to enforce the provisions of this
Section 6.2, Gene Logic may impose stop-transfer instructions with respect to the securities held by JT that are subject to the foregoing restriction until the end of such period.

     6.3 Agreement Not To Sell. JT agrees that, during the period beginning on the date of the Closing and ending on the later of (i) completion of the Research Program (as defined in the Collaboration Agreement), or (ii) the third anniversary of the date of the

                                7.

Closing, but in any event no later than the fifth anniversary of the date of this Agreement, JT shall not, without the prior written consent of Gene Logic, directly or indirectly sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of any securities of Gene Logic held by it at any time during such period. In order to enforce the provisions of this Section 6.3, Gene Logic may impose stop-transfer instructions with respect to the securities held by JT that are subject to the foregoing restriction until the end of such period.

7.   Miscellaneous.

     7.1 Non-Waiver. The waiver by either of the parties of any breach of any provision hereof by the other party shall not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

     7.2 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by certified mail, return receipt requested, postage prepaid addressed to Gene Logic or to JT as set forth in the introductory paragraph of this Agreement or at such other address as Gene Logic or JT may designate.
 All notices, requests, consents and other communications hereunder shall be deemed to have been given (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day (or if sent overseas, on the second business day) following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the 5th business day (or if sent overseas, on the 10th business day) following the day such mailing is made.

     7.3 Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware other than those provisions governing conflicts of law.

     7.4 Dispute Resolution. Any dispute between the parties with respect to this Agreement shall be resolved in the manner set forth in Section 12 of the Collaboration Agreement.

     7.5 Captions. The captions to the Articles and Sections of this Agreement are for convenience only, and shall not be deemed of any force or effect whatsoever in construing this Agreement.

                                8.

     7.6 Entire Agreement and Amendment. The terms and provisions contained herein, including the Exhibits hereto, and the Collaboration Agreement, including the exhibits thereto, constitute the entire agreement between the parties and shall supersede all previous communications, representations, agreements or understandings, either oral or written, between the parties hereto with respect to the subject matter hereof, except for the Confidentiality Agreement dated April 23, 1997. No amendment, change, modification or alteration of the terms and conditions of this Agreement shall be binding upon either party unless in writing and signed by the party to be charged.

     7.7 Assignment. This Agreement shall not be assignable by either party without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed, except a party may make such an assignment without the other party's consent to Affiliates or to a successor to substantially all of the pharmaceutical business of such party, whether in merger, sale of stock, sale of assets or other transaction. This Agreement shall be binding upon and inure to the benefit of the parties' successors, legal representatives and assigns.

     7.8 Partial Invalidity. If and to the extent that any court or tribunal of competent jurisdiction holds any of the terms or provisions of this Agreement, or the application thereof to any circumstances, to be invalid or unenforceable in a final nonappealable order, the parties shall use their best efforts to reform the portions of this Agreement declared invalid to realize the intent of the parties as fully as practicable, and the remainder of this Agreement and the application of such invalid term or provision to circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each of the remaining terms and provisions of this Agreement shall remain valid and enforceable to the fullest extent of the law.

     7.9 Schedule of Exceptions. Gene Logic may, prior to the Closing, by notice in accordance with this Agreement, supplement or amend any information provided in the Schedule of Exceptions attached as Exhibit A hereto.

     7.10 Finders or Brokers.    JT represents that it has not engaged any
finder or broker in connection with the transactions contemplated hereby. Gene Logic represents that it has not engaged any finder or broker in connection with the transactions contemplated hereby. Any fees, commissions and other payments owing to a financial advisor or advisors in connection with this Agreement shall be borne solely by the party incurring such fees, commissions and other payments. Each party hereby agrees to indemnify the other for any fees, commissions and other payments which may be owing as a result of such party's breach of its representation made in this Section 7.10.

                                9.

     7.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute only one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

                               10.

     In Witness Whereof, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized officers as of the date first above written.

Gene Logic Inc.                               Japan Tobacco Inc.



By: /s/ Michael J. Brennan                    By: /s/ Masakazu Kakei
   -------------------------------------         -----------------------------
   Michael J. Brennan, M.D., Ph.D.               Masakazu Kakei
   President and Chief Executive Officer         Executive Director,
                                                  Pharmaceutical Business